                             NUR MACROPRINTERS LTD.
              OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS
                                 ELECTION FORM

I, ____________________________________, hereby accept the Offer made by NUR
Macroprinters Ltd. to eligible employees, consultants and directors to exchange stock options that were (a) granted under the Stock Option Plans, (b) have an exercise price per share greater than $1.50 (US) and (c) are outstanding on the Cancellation Date (in addition to options granted to you between (i) the date that is six months preceding the date the Offer commences, and (ii) the Cancellation Date with a lower exercise price that any option tendered by that optionee, which will be automatically tendered pursuant to the terms of the Offer). In exchange for the cancellation of each option I tender that is accepted for exchange, I will be entitled to receive, in accordance with the terms and subject to the conditions of the Offer, a replacement option to be granted on the Replacement Grant Date (which will be at least six months and one day after the Cancellation Date). The terms and conditions of the replacement option will be as described in the offering document for the Offer to Exchange Certain Outstanding Stock Options (the 'Offering Memorandum'). Capitalized terms not otherwise defined in this Election Form shall have the meaning set forth in the Offering Memorandum.

 1. I understand and agree to be bound by all of the terms and conditions of the Offer, as described in the Offering Memorandum.

 2. I understand and agree that

     the number of shares and vesting schedule subject to the replacement option will remain the same but the exercise price will be determined in accordance with the terms of the Offer;

     I lose my right to exercise any outstanding unexercised shares under the cancelled option and my right to any consideration other than the right to receive, subject to the terms and conditions of the Offer, a replacement option in accordance with the terms and conditions of the Offer;

     the replacement option I receive will be subject to the terms and conditions of the applicable Stock Option Plan and a new stock option agreement between me and the Company;

     I understand that there are circumstances in which I will not receive a replacement option, the return of my cancelled option or any other consideration for my cancelled option, including, without limitation, my ceasing to provide service to the Company for any reason, before the Replacement Grant Date; and

     the exercise price of my replacement option could be higher than the exercise price of my cancelled option.

 3. I understand that I may withdraw or change my election to tender an option for exchange by properly submitting a Notice of Change of Election before the Expiration Time. I understand that, unless I validly change or withdraw my election to tender a particular option before the Expiration Time, my election to tender that option will be irrevocable. Any options that I have tendered and the Company has accepted for cancellation and exchange will be cancelled in their entirety on the Cancellation Date.

 4. I understand that there will be no change to any of my options that I do not tender, and that any such options will continue to be governed by the terms and conditions of the applicable Stock Option Plan and the stock option agreement between the Company and me.

 5. I acknowledge and agree that I have received and read a copy of the Offering Memorandum and understand all of the terms and conditions of the Offer. I further acknowledge and agree that I have read and understand, and have followed, the instructions attached to this Election Form.

 6. I agree to deliver to the Company, if so requested in order to effect the cancellation and exchange of any tendered option listed below, the stock option agreement for such tendered option. I understand and agree, however, that the stock option agreement for any option that the Company cancels pursuant to the Offer will be cancelled as of the Cancellation Date, and will be of no further force and effect, without further action on the part of any party and regardless of whether I deliver such agreement to the Company.

 7. I understand and agree that neither eligibility to participate nor actual participation in the Offer conveys any right to remain employed or engaged by the Company or its subsidiaries (or any successor corporation in a merger or acquisition). If my employment, consulting or director relationship is currently at will, it will continue to be at will and the Offer will not change the status of any existing employment or consulting agreements to which I may be a party.

 8. I acknowledge and agree that the Company has made no representations or warranties to me regarding the Offer other than those contained in the Offering Memorandum, this Election Form, the form of Notice of Change of Election and the form of Agreement to Grant Replacement Option;

     the exercise price of the replacement option or the future trading price of its ordinary shares;

     my current or future service with the Company (or any subsidiary or successor company); or

     the Company's future business status or financial condition.

 9. I acknowledge and agree that my participation in the Offer is at my own discretion and risk, and that the Company will not be liable for any costs, taxes, loss or damage that I may incur as a result of or in connection with my election to participate in the Offer.

10. I acknowledge and agree that the Company will determine, in its discretion, all questions and interpretation related to the Offer and the tender, cancellation and exchange of options, including the eligibility of tendering optionees, the number of ordinary shares eligible for exchange and the validity, form, eligibility (including time of receipt) and acceptance of this Election Form or of any Notice of Change of Election. The Company's determination will be final and binding on all parties.

Subject to the foregoing, I hereby elect to accept the Offer and tender for cancellation and exchange each of the options listed below (and on any additional sheets that I have attached to this Election Form):

--------------------------------------------------------------------------------------
                                                                  # UNEXERCISED SHARES
   OPTION NUMBER       OPTION GRANT DATE       EXERCISE PRICE       SUBJECT TO OPTION
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

[ ]  I have attached additional sheets.

You must sign this Election Form and print your name exactly as it appears on your option letter agreement. (If you are a fiduciary or representative signing on behalf of the optionee, you must follow the instructions given in Offering Memorandum.)

----------------------------------               Date: ___________________, 2002
(Signature)

----------------------------------
(Print Name)

 IF YOU WISH TO TENDER OPTIONS, YOU MUST FULLY AND CORRECTLY COMPLETE, SIGN AND DATE THIS ELECTION FORM AND DELIVER IT TO THE COMPANY, TOGETHER WITH ANY OTHER
               REQUIRED DOCUMENTS, BEFORE THE EXPIRATION TIME.

                 INSTRUCTIONS FOR TENDERING OPTIONS UNDER OFFER
                 THESE INSTRUCTIONS FORM PART OF THE TERMS AND
                            CONDITIONS OF THE OFFER

1. DELIVERY OF ELECTION FORM.

    A properly completed and executed original of this Election Form, along with any other documents required by this Election Form, must be received by the individual designated below for your employer before 5:00 p.m., Israel time, June 15, 2002 (or, if the Company extends the Offer, before 5:00 p.m. on the last day of the extended Offer period). You must hand deliver or fax this Election Form. If you hand deliver, you will receive a written receipt. If you fax, you must obtain a fax confirmation.

            SUBSIDIARY                         DELIVER TO
    --------------------------          ------------------------
    NUR Macroprinters Ltd.              Hila Bikovitzky
                                        (fax: 972-8-922-1201)

    NUR Europe S.A.                     Eitan Varon
                                        (fax: 32-10-48-75-64)

    NUR Media Solutions S.A.            Sophie Fox
                                        (fax: 32-10-45-89-99)

    NUR America Inc. and Salsa          Michelle Mergele
    Digital Printers Ltd.               (fax: 1-210-436-2230)

    NUR Asia Pacific Ltd.               Caroline Yang
                                        (fax: 86-21-586-68840)

THE METHOD OF DELIVERY AND THE DELIVERY OF ALL DOCUMENTS, INCLUDING THIS ELECTION FORM, ARE AT YOUR OWN RISK. DELIVERY WILL BE DEEMED MADE ONLY WHEN THE DOCUMENTS ARE ACTUALLY RECEIVED BY THE COMPANY. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

2. CHANGE OF ELECTION.

    You may withdraw one or more tendered options at any time before the Expiration Time. If the Company does not accept your tendered option(s) before 5:00 p.m., Israel time, on July 15, 2002, however, you may withdraw your election to tender after that time.

    Withdrawal of Tender. If you elect to withdraw your previous tender in its entirety, you must indicate your withdrawal by submitting a Notice of Change of Election that indicates that you decline the Offer with respect to all of your options. Such a Notice of Change of Election will replace this Election Form (or any Notice of Change of Election you have submitted before such withdrawal). This Election Form and any previous Notice of Change of Election will be disregarded and be of no further force and effect. You will not be able to participate in the option exchange program unless and until you properly re-tender your options on another Notice of Change of Election before the Expiration Time, following the procedures described in the Offering Memorandum and these instructions.

    Change of Tender. If you elect to change your previous tender with respect to one or more (but not to withdraw all) of your options, you must submit a Notice of Change of Election indicating the change(s). Such a Notice of Change of Election will replace the Election Form (or any Notice of Change of Election you have previously submitted) only with respect to the list of options to be tendered, and you will be deemed to have tendered only (a) the options you list on such Notice of Change of Election and (b) any options granted to you between the date that is six months preceding the date the Offer commences and the Cancellation Date that have a lower exercise price than any option you tender, which options will automatically be tendered. Your most recently submitted Notice of Change of Election will be controlling. If your most recent Notice of

Change of Election does not list a particular option, even if you listed that option on your Election Form or on a previous Notice of Change of Election, that option will not be deemed properly tendered for purposes of the Offer unless and until you properly re-tender the option on another Notice of Change of Election before the Expiration Time, following the procedures described in the Offering Memorandum and these instructions.

    You may not rescind a withdrawal or change of election. If you wish to accept the Offer after having withdrawn your tender in its entirety, or if you wish add or delete options to an existing tender or make other changes to any Notice of Change of Election, you must submit a new Notice of Change of Election.

3. TENDER OF OPTIONS.

    If you intend to tender options pursuant to the Offer, you must complete the table included in this Election Form and provide the information specified for each option that you intend to tender.

    You may tender any option with an exercise price equal to or greater than $1.50 (US) granted under one of the Stock Option Plans before the commencement of the Offer that will be outstanding as of the Cancellation Date. In addition, if you tender options for exchange, any options granted to you between the date that is six months preceding the date the Offer commences and the Cancellation Date that have an exercise price lower than the exercise price of any option you tender will automatically be tendered as well. We currently expect to cancel properly tendered options on June 17, 2002 (unless we extend the Offer, in which case the Cancellation Date will be correspondingly delayed), which means that you will be required to tender any options granted to you on or after November 16, 2001 that have a lower exercise price than any option you tender.

    We will not accept partial tenders of option grants. If you tender, you must tender all or none of an unexercised option or the entire remaining portion of an partially exercised option. If you tender the remaining unexercised portion of an eligible option that you have partially exercised, you will receive a replacement option for the same number of shares as were subject to the unexercised portion of your canceled options.

    If we accept your tendered options for cancellation and exchange, you will be ineligible to receive any option grants until the Replacement Grant Date. Any additional option grant(s) to you after the Replacement Grant Date will continue to be at the discretion of our board of directors.

4. INADEQUATE SPACE.

    If the space provided in this Election Form is inadequate, you should provide the information requested in the Election Form regarding the options to be tendered on a separate schedule attached to the Election Form. You must print your name on this schedule, sign it and deliver it with the Election Form.

5. SIGNATURES.

    You must sign this Election Form exactly as your name appears on the applicable stock option agreement, without alteration, abbreviation or any change whatsoever. If this Election Form is signed on your behalf by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signatory must indicate on this Election Form his or her full title and provide proper evidence of his or her authority to act in that capacity.

6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

    If you have any questions or need assistance, or wish to request additional copies of the Offering Memorandum, the Election Form or the Notice of Change of Election, please contact the individual designated below for your employer. Copies will be furnished free of charge.

    For NUR Macroprinters Ltd. (Israel) -- Hila Bikovitzy

    For NUR Europe S.A. -- Eitan Varon

    For, NUR Media Solutions S.A. -- Sophie Fox

    For NUR America Inc. and Salsa Digital Printers Ltd. -- Michelle Mergele

    For NUR Asia Pacific Ltd. -- Caroline Yang

7. DETERMINATION OF VALIDITY; IRREGULARITIES.

    All questions and interpretations as to this Offer and this Election Form (including these instructions), any Notice of Change of Election and any other documents submitted with respect to tendered options, including the validity, form, eligibility (including time of receipt) and acceptance of a tender or a change to an election to tender, will be determined by us in our sole discretion. Our determination will be final and binding on all parties. We reserve the right to reject any tender or withdrawals of or changes to an election to tender for any reason, including as a result of Election Forms or Notices of Change of Election that the Company determines are not in appropriate form or that it determines are unlawful to accept. The Company also reserves the right to waive any of the conditions to the Offer and any defect or irregularity in the tender or withdrawal of any particular options or with respect to any particular optionee. No tender or withdrawal of options will be deemed to be properly made until all defects and irregularities have been waived by the Company or cured within such time as the Company shall determine.

    Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in this Election Form or any Notice of Change of Election, and neither the Company nor any other person will incur liability for failure to give any such notice.

8. ADDITIONAL DOCUMENTS TO REVIEW.

    You should read the Offering Memorandum and all documents referenced therein before deciding whether to tender your options.

9. IMPORTANT TAX INFORMATION.

    You should refer to Section 10 of the Offering Memorandum, which contains important income tax information about the Offer.

10. ACKNOWLEDGMENT AND WAIVER.

    By accepting the Offer, you acknowledge that: (a) your acceptance of the Offer is voluntary; (b) your acceptance of the Offer does not create a right to continue to provide service to the Company (or its subsidiary or any successor company, as applicable) and will not interfere with your ability and the ability of the Company (or its subsidiary or successor company, as applicable) to terminate your service at any time and for any reason, with or without cause; and (c) the Offer, the cancelled options and the replacement options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy or end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

    THIS ELECTION FORM, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE
              RECEIVED BY THE COMPANY BEFORE THE EXPIRATION TIME.

                             NUR MACROPRINTERS LTD.
              OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS
                          NOTICE OF CHANGE OF ELECTION

    If you previously signed and returned an Election Form (or a previous Notice of Change of Election) in which you elected to accept the Offer by NUR Macroprinters Ltd. to exchange outstanding stock options for replacement options to be granted on the Replacement Grant Date, you may withdraw or change that election by completing this Notice of Change of Election (this 'Notice') and returning it to the Company before 5:00 p.m., Israel time, on June 15, 2002 (or, if the Offer is extended by the Company, at 5:00 p.m. on the last day of such extended Offer period). If you do not return this Notice or if you return it after the Expiration Time, it will not be accepted, your Election Form (or previously submitted Notice of Change of Election) will remain in effect and you will be deemed to have elected to accept the Offer with respect to (a) the options you listed on your Election Form (or on your most recently submitted Notice of Change of Election, if applicable) and (b) any options automatically tendered pursuant to the terms of the Offer. Capitalized terms not otherwise defined in this Notice have the meaning given to those terms in the offering document for the Offer to Exchange Certain Outstanding Stock Options (the 'Offering Memorandum').

    IF YOU WISH TO WITHDRAW OR CHANGE YOUR ELECTION TO TENDER OPTIONS, YOU MUST COMPLETE, SIGN AND DATE THIS NOTICE AND DELIVER IT TO THE COMPANY, TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS, BEFORE THE EXPIRATION TIME.

                             -------------------

                 NOTICE OF CHANGE OF ELECTION TO TENDER OPTIONS

    I, ____________________________________, previously completed, signed and returned an Election Form (or a previous Notice of Change of Election), in which I elected to tender options pursuant to the Offer. I now wish either (a) to change my election with respect to one or more (but not all) of my options, as described in Section A, or (b) to withdraw the tender of all options I have previously submitted and to decline to participate in the option exchange program altogether, as described in Section B.

A. CHANGE OF ELECTION FOR ONE OR MORE OPTIONS

    1. I understand that in order to (a) withdraw the tender of one or more (but not all) options that I previously tendered or (b) tender additional options that I did not previously tender, I must fully and correctly complete, sign and date this Notice, specifying all of the options I wish to tender and omitting any options I no longer wish to tender, and deliver it to the Company before the Expiration Time, using one of the methods described in the instructions to this Notice.

    2. I understand and agree that by completing and executing this Notice and delivering it to the Company before the Expiration Time I will
       (a) accept the Offer with respect to any options that I list below, in addition to any options granted to me between the date that is six months preceding the date the Offer commences and the Cancellation Date with a lower exercise price that any option I tender, which options will be automatically tendered; and (b) withdraw my acceptance of the Offer with respect to any options that I do not list below.

    3. I understand and agree that, by omitting to list an option below that I listed on my Election Form or most recent Notice of Change of Election (if applicable), I am withdrawing my election to tender that particular option. I understand that I will keep, and not receive any replacement option for, that particular option, which will continue to be governed by the applicable Stock Option Plan under which it was granted and by the existing stock option agreement between the Company and me.

    4. I understand and agree that the list of tendered options I set forth in this Notice will replace the list of tendered options I set forth in any previously submitted Election Form or Notice of Change of Election and that I will be deemed to have tendered only the options listed on this Notice and any options that are automatically tendered. I understand that I will otherwise continue to be bound by all of the representations and agreements contained in the Election Form and that my tender of the options I list in this Notice will continue to be subject to the terms and conditions set forth in the Offer and in the Election Form I previously submitted.

    5. I understand that I may change my election and once again accept the Offer with respect to options that I do not list in this Notice by submitting to the Company, before the Expiration Time, a subsequent Notice of Change of Election listing all of the options I wish to tender.

B. WITHDRAWAL OF TENDER FOR ALL OPTIONS

    1. I understand that in order to withdraw the tender of all options that I have previously tendered and to decline to participate in the option exchange program, I must fully and correctly complete, sign and date this Notice, specifying that I wish to withdraw my tender, and deliver it to the Company before the Expiration Time, using one of the methods described in the 'Instructions for Tendering Options under the Offer.'

    2. I understand that if I withdraw my tender in its entirety and decline the Offer with respect to all of my options, any previous Election Form or Notice of Change of Election I have submitted shall be disregarded and be of no further force or effect.

SUBJECT TO THE FOREGOING, I ELECT TO PARTICIPATE, OR DECLINE TO PARTICIPATE, IN THE OPTION EXCHANGE PROGRAM AS INDICATED BELOW (CHOOSE ONE).

[ ] I wish to withdraw my election with respect to all options I have previously tendered. I decline the Offer to exchange any of my options, and any previous Election Form or Notice of Change of Election I have submitted shall be disregarded and be of no further force or effect.

[ ] I wish to change my previous election to tender with respect to one or more (but not all) of my options. I hereby tender the options listed below, in addition to any options that are automatically tendered pursuant to the terms of the Offer. I understand and agree that my tender of options pursuant to this Notice continues to be subject to all of the terms and conditions of the Offer and the Election Form I previously submitted and that I continue to be bound by all of my representations and agreements in the Election Form, except that the list of tendered options set forth below replaces the list of tendered options in the Election Form (or in any previous Notice of Change of Election).

--------------------------------------------------------------------------------------
                                                                  # UNEXERCISED SHARES
   OPTION NUMBER       OPTION GRANT DATE       EXERCISE PRICE       SUBJECT TO OPTION
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

You must sign this Notice and print your name exactly as it appears on your option letter agreement and on the Election Form or Notice of Change of Election you previously submitted. (If you are a fiduciary or representative signing on behalf of the optionee, you must follow the instructions given in the Offering Memorandum.)

----------------------------------               Date: -------------------, 2002
(Signature)

----------------------------------
(Print Name)

                             NUR MACROPRINTERS LTD.
              OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS
                     AGREEMENT TO GRANT REPLACEMENT OPTION

    In exchange for your agreement to cancel the outstanding option(s) granted under the Company's 2000 Stock Option Plan, 1997 Stock Option Plan and 1995 Stock Option/Stock Purchase Plan (collectively, the 'Stock Option Plans') that
(a) you tendered on your Election Form (or, if applicable, on your most recent Notice of Change of Election) and (b) were automatically tendered pursuant to the terms of the Offer (collectively, the 'Cancelled Options'), the Company hereby promises to grant you, from the applicable Stock Option Plan, a corresponding number of replacement options on or after December 16, 2002 (the Replacement Grant Date, which will be at least six months and one day after June 15, 2002, the Cancellation Date). Each replacement option shall be granted under the applicable Plan and shall have the terms and conditions to be set forth in a new stock option agreement between the Company and you, which will include:

     the number of ordinary shares subject to the replacement option will be equal to the number of shares subject to the corresponding Cancelled Option;

     the exercise price of the replacement option will be equal to the closing sales price of the Company's ordinary shares on the Replacement Grant Date;

     the replacement option will be vested and exercisable on the Replacement Grant Date as to the number of shares that would have been vested under the corresponding Cancelled Option as of the Replacement Grant Date had it not been cancelled and continued to vest on its original schedule, so long as you continue to provide service to the Company (or its subsidiary or any successor company, as applicable); and

     each replacement option will be subject to the other terms and conditions of the applicable Stock Option Plan and the stock option agreement of the corresponding Canceled Option.

    The stock option agreements for your Cancelled Options have been cancelled as of the Cancellation Date and have no further force or effect.

    In order to receive replacement options, you must continue to provide service to the Company (or its subsidiary or any successor company, as applicable) on the Replacement Grant Date. This Agreement does not convey any right to remain employed or engaged by the Company or its subsidiaries (or any successor corporation). If your employment, consulting or director relationship is currently at will, it will continue to be at will and the Offer will not change the status of any existing employment or consulting agreements to which you may be a party. If you voluntarily terminate your employment with, or if your employment is terminated by, the Company (or its subsidiary or successor company), for any reason before the Replacement Grant Date, you will lose all rights you have to receive any replacement options, the return of your Cancelled Options or any other consideration for your Canceled Options.

    This Agreement is subject to the terms and conditions of the Offering Memorandum dated May 16, 2002 and the Election Form (or, if applicable, your most recent Notice of Change of Election) with which you tendered the Cancelled Options, both of which are incorporated herein by reference. These documents reflect the entire agreement between you and the Company with respect to this transaction.

    Capitalized terms not otherwise defined in this agreement have the meanings given those terms in the Offering Memorandum.

    Please call Neta Bloch at 972-8-914-5555 if you have any questions.

        , 2002                            NUR MACROPRINTERS LTD.

                                          By: __________________________________

                                          Title: _______________________________